Exhibit 10.44
SUBLEASE AGREEMENT

           THIS SUBLEASE AGREEMENT (this “Sublease”) is made and entered into as of the 16th day of September, 2011, by and between FAIR ISAAC CORPORATION, dba FICO, a Delaware corporation (“Sublandlord”) and TIER TECHNOLOGIES, INC., a Delaware corporation (“Subtenant”).

RECITALS

A.           3550 Tech Park, LP, successor in interest to Technology Park/Atlanta, Inc. (“Prime Landlord”), as landlord, and Sublandlord, as tenant and successor in interest to LBSS, Inc., are parties to that certain Lease dated September 25, 1998, as amended by First Amendment to Lease dated November 5, 1998, Second Amendment to Lease dated August 20, 2004, and Third Amendment to Lease (the “Third Amendment”) dated March 29, 2007, (collectively, the “Prime  Lease” attached hereto as Exhibit A), covering certain leased premises containing approximately 46,873 rentable square feet of space (24,630 rentable square feet of which is located on the fourth floor of the Building) as more particularly described in the Prime Lease (the “Prime Lease Premises”) in the building located at 3550 Engineering Drive, Norcross, Georgia (the “Building”).

B.           Sublandlord desires to sublease a portion of the Prime Lease Premises to Subtenant, and Subtenant desires to sublease the same from Sublandlord, on the terms and conditions of this Sublease.

               C.           Capitalized terms not otherwise defined in this Sublease shall have the meanings set forth in the Prime Lease.

           NOW, THEREFORE, Sublandlord and Subtenant agree as follows:

1.           Sublease.  Sublandlord hereby leases to Subtenant and Subtenant hereby leases from Sublandlord, the Sublease Premises (as defined in Section 2 below), for the term and for the rent and on all other terms and conditions set forth herein.

2.           Sublease Premises.  The “Sublease Premises” shall be deemed to consist of the Phase I Sublease Premises and the Phase II Sublease Premises (as such terms are herein defined) containing a total of approximately 18,547  rentable square feet. The “Phase I Sublease Premises” consists of  approximately 14,430  rentable square feet of rentable space located on the 4th floor of the Building as shown on the floor plan attached hereto as Exhibit B and the “Phase II Sublease Premises” consists of approximately 4,117  rentable square feet located on the 4th floor of the Building as shown on Exhibit B.  Subtenant shall have no right to exercise any rights under the Prime Lease to expand the Prime Lease Premises.

3.           Term.  The term of this Sublease (the “Sublease Term”) shall commence on the later of (a) the date on which Sublandlord delivers physical possession of the Phase I Sublease Premises to Subtenant in broom-clean condition, free of all occupants, (b) receipt of the Prime Landlord’s consent to this Sublease (the “Consent”) or (c) August 1, 2011 (the “Sublease Commencement Date”) and shall continue until January 15, 2014.  If the Sublease

Commencement Date fails to occur by September 15, 2011, Subtenant shall have the right to terminate this Sublease by giving written notice to Sublandlord.  Subtenant shall have no right to exercise any rights under the Prime Lease to extend the term of the Prime Lease.  Notwithstanding the foregoing, this Sublease shall not be effective unless Prime Landlord consents in writing. Sublandlord agrees to deliver the Phase I Sublease Premises to Subtenant promptly following receipt Prime Landlord’s Consent.  As long as Prime Landlord’s Consent has previously been delivered to Subtenant, Sublandlord shall be deemed to have delivered the Phase II Sublease Premises to Subtenant on February 1, 2012 (given that there is no separation between the two spaces) and the “Phase II Commencement Date” shall commence on February 1, 2012.  Notwithstanding the foregoing, Subtenant shall have the right to occupy the Phase II Sublease Premises at any time prior to February 1, 2012 by giving at least ten (10) business days written notice to Sublandlord and in such event, the Phase II Commencement Date shall be the earlier of (a) February 1, 2012, or (b) the date upon which Subtenant occupies the Phase II Sublease Premises.  The term of the Phase II Sublease Premises shall be coterminous with the Phase I Sublease Premises, expiring on January 15, 2014. The Sublease Commencement Date and Phase II Commencement Date shall occur if the conditions and delivery occur in accordance with this Section 3, whether or not Subtenant possesses or occupies any portion of the Sublease Premises.

4.           Furniture. Subject to the terms herein, Subtenant shall have the right to use the Furniture (as such term is defined herein) located in the Sublease Premises in its existing AS-IS condition (provided, that Subtenant shall not have the right to use the Furniture  located in the Phase II Sublease Premises until the Phase II Commencement Date).  Subtenant agrees to maintain the Furniture in the same order and condition as received, reasonable wear and tear excepted.  Upon the expiration or earlier termination of the Sublease Term, Sublandlord shall sell the Personal Property to Subtenant for $10.00.  The Furniture shall be conveyed pursuant to a Bill of Sale in the form attached hereto as Exhibit C.   The term “Furniture” shall mean the furniture listed on Schedule A attached to the Bill of Sale.  On the expiration of the Sublease Term, provided Sublandlord executes and delivers the Bill of Sale as provided herein, Subtenant shall be responsible, at its cost, for removing the Furniture from the Sublease Premises.  Notwithstanding the foregoing, if this Sublease is terminated by Sublandlord due to an Event of Default by Subtenant, Sublandlord may, at its option, retain the Furniture and in such event shall have no obligation to convey the Furniture to Subtenant.  Sublandlord has made no representations or warranties to Subtenant with regard to the condition of the Furniture, the suitability thereof for any particular purpose and Sublandlord shall have no obligation to repair, replace or otherwise maintain the Furniture during the Sublease Term.  Notwithstanding the foregoing, Sublandlord represents that it has title to the Furniture without any liens or encumbrances.

5.           Parking. Subtenant’s use of any parking spaces shall be subject to the provisions of the Prime Lease and to such rules and regulations as may be promulgated by Prime Landlord and/or the parking facility operator.  To the extent that Prime Landlord agrees in writing, Subtenant shall have the non-exclusive use of up to four (4) parking spaces per 1,000 rentable square feet of the Sublease Premises, which shall be free of charge to Subtenant.

6.           Use.  Subtenant shall use the Sublease Premises only for general office purposes, and for no other purposes.  Subtenant’s use of the Sublease Premises shall at all times conform to all applicable governmental laws, statutes, ordinances, rules and regulations (collectively,

“Laws”).  To the extent that Prime Landlord agrees in writing, Subtenant shall have access to the Sublease Premises, 24 hours per day, 7 days per week, 52 weeks per year.

7.           Rent; Security.

7.1           Sublease Rent. Commencing on the Sublease Commencement Date, Subtenant shall pay to rent to Sublandlord (the “Sublease Rent”) at a rate of $12.00 per annum per rentable square foot of the Sublease Premises (i.e., $14,430.00  per month, provided that such amount shall increase to $18,547.00  per month upon the Phase II Commencement Date).  Notwithstanding the foregoing, Sublease Rent shall abate during the first three months (the “Abatement Period”) of the Sublease Term, provided, however that if an Event of Default occurs at any time during the first twelve months of the Sublease Term, the Sublease Rent that would have otherwise been payable during the Abatement Period, shall become immediately due and payable upon written notice from Sublandlord to Subtenant. Sublease Rent shall be paid in advance and without notice, demand, deduction or offset on the first day of each month during the Sublease Term.  Sublease Rent for any partial months shall be prorated on a per diem basis.

7.2           Security.  Contemporaneously with the execution of this Sublease, Subtenant shall deliver to Sublandlord a security deposit equal to ($43,290.00) which is calculated based on three (3) months rent on the Phase I Sublease Premises  (the “Security Deposit”).  If Subtenant defaults in the performance of its obligations, covenants and conditions under this Sublease, beyond any applicable notice and grace periods, including without limitation (a) Subtenant’s obligation to remove any subtenant improvements if required by this Sublease, or (b) Subtenant’s obligation to reimburse Sublandlord for any costs incurred under Section 10.2 of this Sublease, Sublandlord may use the Security Deposit, or any portion of it, to cure the default or to compensate Sublandlord for all damage sustained by Sublandlord resulting from Subtenant’s default.  If any of the Security Deposit is so used, Subtenant shall deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to the full amount stated above within ten (10) business days after Sublandlord has demanded such replenishment.  Sublandlord shall return the Security Deposit (or such portion thereof as remains), less any amounts necessary to cure outstanding defaults, to Subtenant within thirty (30) days after expiration or termination of this Sublease subject to the conditions that Subtenant has surrendered possession of the Sublease Premises to Sublandlord free of any subtenants or other persons claiming possession or right to occupy the Sublease Premises.  Sublandlord may commingle the Security Deposit with Sublandlord’s general and other funds and shall not be required to pay interest on the Security Deposit.  The use of the Security Deposit by Sublandlord in the manner stated above shall not limit or restrict Sublandlord from exercising any other rights or remedies provided to Sublandlord under this Sublease or under law or equity if Subtenant defaults.

8.           Subtenant Improvements.  Sublandlord shall deliver the Sublease Premises to Subtenant in broom clean condition.  Subject to the foregoing obligation on the part of Sublandlord, Subtenant acknowledges that it has inspected the Sublease Premises and agrees to accept the Sublease Premises in their “AS IS” condition on the date of the last walk-through by Subtenant and Sublandlord.  Subtenant acknowledges that Sublandlord has made no representations or warranties concerning the condition of the Sublease Premises or their fitness for any particular use and Subtenant shall rely solely on its own investigations and inspections to determine the suitability of the Sublease Premises for its intended use.  Any work necessary to prepare the Sublease Premises for Subtenant’s occupancy shall be performed at Subtenant’s sole cost and expense.  All such work shall be done in a good and workmanlike manner, free of mechanics liens and in accordance with all other provisions of the Prime Lease, including, without limitation, those provisions of the Prime Lease requiring consent of Prime Landlord, and with all Laws. Notwithstanding the foregoing, Subtenant may, at its sole cost, install a building standard sign at the entrance to the Sublease Premises, subject to Sublandlord’s and Prime Landlord’s approval of Subtenant’s signage plans and specifications, such approval by Sublandlord not to be unreasonably withheld, conditioned or delayed.  Additionally, to the extent that Prime Landlord agrees in writing, Subtenant shall have its name shown upon the directory board for the Building.

9.           Alterations.

9.1           Consent. Subtenant shall not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise, in or to the Sublease Premises without the prior written consent of Sublandlord, which consent will not be unreasonably withheld as long as Prime Landlord consents in writing to the same. Any such alterations shall be made at Subtenant’s sole expense and subject to the Prime Lease.  As a condition precedent to consent of Sublandlord hereunder, Sublandlord may, upon providing Subtenant notice at the time Sublandlord approves such alterations, require such alterations to be removed at the end of the Sublease Term and that the Sublease Premises be restored to the condition existing on the Sublease Commencement Date.   Subtenant agrees to obtain and deliver to Sublandlord such security against mechanic’s liens as Sublandlord shall reasonably request.  If any mechanic’s lien is filed against any part of the Sublease Premises for work claimed to have been done for, or materials claimed to have been furnished to, Subtenant, such mechanic’s lien shall be discharged by Subtenant in accordance with all of the provisions of the Prime Lease but in no event later than fifteen (15) days thereafter, at Subtenant’s sole cost and expense, by the payment thereof or by making any deposit required by law.

9.2           Removal.   All alterations, decorations, additions or improvements in or to the Sublease Premises made by Subtenant shall become the property of Sublandlord upon expiration of the Sublease Term and shall remain upon and be surrendered with the Sublease Premises as a part thereof without disturbance or injury, unless such alterations, decorations, additions or improvements have been designated for removal.  Subject to the foregoing, Subtenant shall surrender the Sublease Premises to Sublandlord in the same condition as the Sublease Premises were delivered to Subtenant, loss by fire or other casualty not the result of any act or omission of Subtenant, or ordinary wear and tear excepted.  Subtenant agrees to indemnify and hold Sublandlord harmless from any and all claims, damages, and expenses (including without limitation attorneys’ fees) arising out of or relating to any claim that the Sublease Premises were not surrendered in the condition required by this Sublease.  For purposes of clarification, Subtenant’s surrender obligations shall not include, and Subtenant shall not be obligated to remove, any alterations, decorations, additions or improvements existing in the Sublease Premises on the Sublease Commencement Date (as long as the same were not constructed or installed by or on behalf of Subtenant).

10.           Prime Lease.

10.1           Subordinate to Prime Lease. This Sublease is subject and subordinate to the Prime Lease.  It is the intent of Subtenant and Sublandlord to incorporate the Prime Lease into this Sublease by reference except as otherwise specifically provided herein.  Notwithstanding the foregoing sentence and without limiting Subtenant’s obligations under Section 7 of this Sublease, the provisions of Sections 2 and 3 of the Prime Lease are inapplicable to Subtenant, and Subtenant shall not be obligated to pay Base Rent or Operating Expenses to Prime Landlord pursuant to the Prime Lease (as such terms are defined therein); provided, however, Subtenant shall pay all other sums payable under Prime Lease to the extent such sums are applicable to the Sublease Premises or Subtenant’s use of any portion of the Building, including, without limitation any costs for after-hours utilities or services requested by Subtenant.

10.2           Provisions of Prime Lease. Except as otherwise expressly provided by the terms of this Sublease, Subtenant agrees to be bound by and perform all the terms, provisions and conditions to be performed by or applicable to Sublandlord under the Prime Lease to the extent the same are applicable to the Sublease Premises or Subtenant’s use of any portion of the Building, and for purposes of said limited incorporation by reference of the Prime Lease, any references therein to “Tenant” shall be deemed references to Subtenant.  Sublandlord shall have the benefit of all rights and remedies available to Prime Landlord under the Prime Lease, including, but not limited to the right of re-entry, in accordance with Section 17 of the Prime Lease.  Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any loss or damage occurring by reason of breach by Subtenant of the Prime Lease as incorporated herein, including the cost of cure, loss of Prime Lease and any attorneys’ fees incurred in connection with the foregoing.  All references to “Landlord” in the Prime Lease shall be deemed to continue to be references to Prime Landlord.  Sublandlord shall have no liability to Subtenant for Prime Landlord’s defaults, provided that at Subtenant’s request Sublandlord shall request that Prime Landlord cure any default by Prime Landlord or if Subtenant requests, Sublandlord shall, at Subtenant’s sole cost, take reasonable, appropriate action against Prime Landlord, as permitted by law or by the terms of the Prime Lease.  Subtenant shall promptly reimburse Sublandlord for any such costs within five (5) business days following receipt of Sublandlord’s written demand therefor.  In addition, if, in the reasonable opinion of Sublandlord, the anticipated costs of such action by Sublandlord exceed the amount of the Security Deposit, then Sublandlord shall have no obligation to commence any such action against Prime Landlord unless and until Subtenant provides security reasonably satisfactory to Sublandlord with respect to Subtenant’s obligation to reimburse Sublandlord for such costs.  Sublandlord shall indemnify, defend and hold Subtenant harmless from and against any loss or damage occurring by reason of breach by Sublandlord of the Prime Lease as incorporated herein, including the cost of cure, loss of Prime Lease and any reasonable attorneys’ fees incurred in connection with the foregoing, but only to the extent such breach by Sublandlord did not occur in whole or in part by any breach by Subtenant under this Sublease.

10.3           Sublandlord Representations and Covenants. Sublandlord represents that as of the date of this Sublease:

(a)           the Prime Lease is in full force and effect and the copy attached hereto as Exhibit A is a complete and accurate copy of the Prime Lease,

(b)           Except as described in Section A of the Recitals, the Prime Lease has not been amended (other than certain estoppels certificates, SNDA’s and other subleases (for other portions of the Prime Lease Premises) executed by Sublandlord in connection with the Prime Lease), and

(c)           to Sublandlord’s actual knowledge there is no default by Prime Landlord or Sublandlord under the Prime Lease.

10.4           Assignment of Sublandlord’s Interest in Sublease and Prime Lease.  In the event of any assignment or transfer of Sublandlord’s interest in this Sublease and the Prime Lease and acceptance thereof by the assignee and the assumption in writing by such assignee of Sublandlord’s obligations under this Sublease and the Prime Lease, Subtenant hereby entirely frees and relieves Sublandlord of all liability under any and all of its covenants and obligations contained in or derived from this Sublease or the Prime Lease arising out of any act, occurrence or omission occurring after the consummation of such assignment or transfer.

11.           Assignment and Subletting by Subtenant.  Subtenant shall not assign this Sublease in whole or in part, or sublet all or any part of the Sublease Premises, or permit occupancy of all or any part of the Sublease Premises under any arrangement by a party other than Subtenant, without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld as long as Prime Landlord consents to such transfer.  Subtenant acknowledges that any right to further sublease the Sublease Premises or assign this Sublease are subordinate and subject to the terms of the Prime Lease, including without limitation those provisions requiring the consent of Prime Landlord.  Notwithstanding the foregoing and without Sublandlord’s consent, but upon written notice to Sublandlord and written consent from Prime Landlord (which may be given or withheld in Prime Landlord’s sole discretion), Subtenant may assign or sublease all or a portion of the Premises to (a) a subsidiary, affiliate, parent or other entity to Subtenant which controls, is controlled by, or is under common control with, Subtenant; (b) a successor entity to Subtenant resulting from merger, consolidation, non bankruptcy reorganization, or government action; or (c) a purchaser of all or any significant portion of Subtenant's stock or assets.  Any assignment or subletting pursuant to the foregoing sentence shall be subject to the conditions described in Section 11.2 of the Prime Lease.

12.           Default; Performance by Sublandlord

12.1.           Default.  The occurrence of any one or more of the following shall constitute an “Event of Default” under this Sublease:

a.	Subtenant shall fail to pay any rent or other sum due hereunder within five (5) business days after written notice by Sublandlord to Subtenant;

b.	Subtenant shall create or suffer a default under the Prime Lease under any provision of the Prime Lease applicable to Subtenant or the Sublease Premises, except as expressly excluded herein, and Subtenant shall not cure such default within thirty (30) days after written notice from Sublandlord to Subtenant;

c.
Subtenant shall default in the due keeping, observing or performance of any covenant, term, provision or condition of this Sublease not described above on the part of Subtenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Subtenant within thirty (30) days after Sublandlord shall have given to Subtenant a written notice specifying the same;

d.
any event shall occur or any contingency shall arise whereby this Sublease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve or pass to any person, firm, association or corporation other than Subtenant except as expressly permitted hereunder;

e.
Subtenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Subtenant and such involuntary petition is not dismissed within sixty (60) days after the filing thereof;

f.
a petition is filed by or against Subtenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, unless such petition under said reorganization provisions be one filed against Subtenant which is dismissed within sixty (60) days after its filing;

g.	Subtenant shall file a petition under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import; or

h.
a permanent receiver, trustee or liquidator shall be appointed for Subtenant or of or for the property of Subtenant, and such receiver, trustee or liquidator shall not have been discharged within sixty (60) days from the date of his or her appointment.

If an Event of Default occurs under this Sublease, Subtenant does hereby authorize and fully empower Sublandlord to use all lawful means available to cancel and annul this Sublease, and to re-enter and take possession of the Sublease Premises, and remove all persons and their property therefrom so as to recover at once full and exclusive possession of all the Sublease Premises, whether in possession of Subtenant or of third persons, or vacant; or Sublandlord may at its option at any time after such default or violation of condition or covenant, re-enter and take possession of the Sublease Premises without such re-entering working a forfeiture of the rents to be paid and the covenants to be kept by Subtenant for the full term of this Sublease.   The foregoing shall in no way limit the remedies or rights of Sublandlord and the parties hereby agree that all of the rights and remedies in favor of Prime Landlord under the Prime Lease shall inure to the benefit of Sublandlord if an Event of Default occurs under this Sublease.

12.2.           Sublandlord’s Right to Cure. If Subtenant shall fail to perform any act on its part to be performed hereunder, Sublandlord may (but shall not be obligated so to do) after giving written notice to Subtenant perform such act without waiving or releasing Subtenant from any of its obligations relative thereto.  All sums paid or costs incurred by Sublandlord in so performing such acts under this Section 12.2, together with reasonable attorneys’ fees and interest at the rate set forth in the Prime Lease, from the date each such payment was made or such cost incurred by Sublandlord, shall be payable by Subtenant to Sublandlord on demand.

12.3           Subtenant’s Right to Cure Monetary Defaults. In the event that Sublandlord defaults under its monetary obligations under the Prime Lease, Subtenant may (but shall not be obligated so to do) after giving written notice to Sublandlord, pay any outstanding amount that is payable by Sublandlord under the Prime Lease, to the extent that Prime Landlord is willing to accept such payment. In such event Sublandlord shall reimburse Subtenant on demand for the amount paid by Subtenant to cure Sublandlord’s monetary default.  If Sublandlord fails to reimburse Subtenant within ten (10) business days following written notice from Subtenant, Subtenant may offset the amount paid by Subtenant herein against the Sublease Rent.

12.3.           Remedies. No reference to nor exercise of any specific right or remedy by Sublandlord, at Subtenant’s expenses, against (a) any default by Subtenant or permitted assignee or subtenant thereunder, (b) any shall prejudice or preclude Sublandlord from exercising or invoking any other remedy in respect thereof, whether allowed at law or in equity or expressly provided for herein.  No such remedy shall be exclusive or dependent upon any other such remedy, but Sublandlord may from time to time exercise any one or more of such remedies independently or in combination.

13.           Indemnification.  Subtenant agrees to indemnify and hold harmless Sublandlord from any and all claims, liabilities, causes of action or costs (including reasonable attorneys’ fees and costs of suit), however caused, to the extent they arise out of Subtenant’s default, negligence or acts or omissions in connection with the Sublease Premises or any portion of the Building.  Sublandlord agrees to indemnify and hold harmless Subtenant from any and all claims, liabilities, caused of action or costs (including reasonable attorneys' fees and costs of suit), however caused, to the extent they arise out of Sublandlord's default of this Sublease, including termination or forfeiture of the Prime Lease.  All indemnity obligations of Sublandlord and Subtenant arising under this Sublease shall exclude all special, consequential, or indirect damages.

14.           Release.  Subtenant hereby waives and releases any and all claims against Sublandlord for the interruption or interference in the use of the Sublease Premises from any cause whatsoever other than the negligence of Sublandlord or its officers, employees or agents; provided that if any such interference or interruption results in an abatement of any Base Rent payable by Sublandlord under the Prime Lease, Subtenant shall be entitled to a proportionate abatement of Sublease Rent to the extent and for the duration that Sublandlord’s Base Rent abates under the Prime Lease.

15.           Insurance and Waiver of Claims.

15.1           Insurance.  Subtenant agrees to purchase and to carry in full force all insurance required by the Prime Lease to be carried by Sublandlord; provided, however, that Subtenant’s obligation to carry property damage insurance shall be limited to the Sublease Premises.  Subtenant shall name Sublandlord and Prime Landlord as  additional insureds on all liability insurance policies and as loss payees on its property damage insurance and shall provide Sublandlord with reasonable evidence of such insurance.

15.2           Waiver of Claims.  Notwithstanding any other provision in this Sublease to the contrary, Sublandlord and Subtenant hereby release one another, and Subtenant releases Prime Landlord, from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage covered by property insurance or coverable by the insurance required by Section 15.1 hereof with respect to the waiving party, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

16.           Notices.  All notices of any kind required under the provisions of this Sublease or the Prime Lease shall be mailed, postage prepaid, by certified or registered mail, return receipt requested or by a nationally recognized overnight delivery service, addressed as follows:

Sublandlord:
FICO
200 Smith Ranch Road
San Rafael, CA  94903
Attn: Abe Kleinfeld

Subtenant:
Tier Technologies, Inc.
3550 Engineering Drive Suite 400
Norcross, GA 30092
Attn: Vice President, Corporation Administration

with a copy to:

Subtenant:
Tier Technologies, Inc.
3550 Engineering Drive, Suite 400
Norcross, GA 30092
Attn: General Counsel

Either party may, by such notice, designate a new or other address to which notice may be mailed.  Any notice given hereunder shall be deemed received.  Sublandlord covenants to promptly provide Subtenant with copies of all notices of default that Sublandlord delivers to, or receives from, Prime Landlord under the Prime Lease if related to the Sublease Premises.

17.           Expansion Option. As long as Subtenant is not in default, beyond any applicable  notice and cure period, Subtenant shall have, and Sublandlord hereby grants to Subtenant, a continuous expansion option (the “Expansion Option”), exercisable by written notice to Sublandlord at any time during the Sublease Term, to sublease the remaining 4th floor of the Building (or a portion thereof) containing approximately 6,054  rentable square feet for the remainder of the Sublease Term, at the same rental rate and upon the same terms and conditions as provided in this Sublease (the “Expansion Space”) to the extent the same is available for sublease and Sublandlord has not entered into any sublease or other agreement regarding the occupancy of such space.  Additionally, if at any time during the Sublease Term, Sublandlord desires to sublease the Expansion Space or any portion thereof to any third party (a “Prospective Subtenant”), Sublandlord shall provide written notice to Subtenant prior to making any offers (or requests for offers) to, or accepting any unsolicited offers from, Prospective Subtenants regarding such Expansion Space, and Subtenant may exercise its Expansion Option by giving written notice to Sublandlord within ten (10) business days after receipt of such notice that Subtenant elects to sublease the Expansion Space or applicable portion thereof.  If Subtenant does not exercise the Expansion Option within such ten (10) business day period, then Sublandlord shall be free to offer the applicable portion of the Expansion Space to a Prospective Subtenant; provided, however, that if Sublandlord does not enter a sublease with a Prospective Subtenant within ninety (90) days after providing the original notice to Subtenant, Sublandlord shall again comply with the terms of this Section 17 with respect to such Expansion Space.  If Subtenant exercises its Expansion Option, Sublandlord shall deliver the Expansion Space in its “AS IS” condition to Subtenant within thirty (30) days thereafter (subject to Prime Landlord’s consent, to the extent such consent is required). Subtenant shall commence paying Sublease Rent with respect to the Expansion Space upon the date the Expansion Space is delivered to Subtenant or such earlier date upon which Subtenant occupies or uses any portion of the Expansion Space.  Notwithstanding the foregoing, if Subtenant occupies or uses any portion of the Expansion Space without having first exercised its Expansion Option, Sublandlord, at its option, may deem such use or occupancy by Subtenant to be an election by Subtenant to exercise its Expansion Option and immediately upon written notice from Sublandlord to Subtenant, Subtenant shall commence paying Sublease Rent with respect to the Expansion Space. Nothing herein shall be construed to permit Subtenant to use or occupy any portion of the Expansion Space prior to the actual exercise by Subtenant of its Expansion Option.  Sublandlord and Subtenant acknowledge that the Sublease Premises are not separately demised from the Expansion Space.  Prior to subleasing the Expansion Space to a thirty party, Sublandlord agrees to construct demising walls, at its cost, to separate the Sublease Premises from the Expansion Space, provided that Sublandlord shall have no obligation to construct any demising walls unless and until such subleasing to a third party occurs.

18.           Moving Allowance.  Sublandlord shall provide a moving allowance of ($37,094.00) based on the amount of Two Dollars per RSF for the Sublease Premises  (the “Moving Allowance”) which may be used by Subtenant in its sole discretion toward any costs incurred by Subtenant in connection with its relocation and occupancy of the Sublease Premises.

The Moving Allowance shall be payable by Sublandlord to Subtenant within forty-five (45) days after the Commencement Date, provided that if Sublandlord does not provide Subtenant the entire Moving Allowance within such period, Subtenant may offset any unpaid amounts against Sublease Rent or other charges coming due hereunder

19.           Miscellaneous Provisions.

19.1.           Governing Laws. This Sublease shall be construed under the laws of Georgia.

19.2.           Separate Provisions.  Each provision herein shall be deemed separate and distinct from all other provisions, and if any one of them shall be declared illegal or unenforceable, the same shall not affect the legality or enforceability of the other terms, conditions, and provisions hereof, which shall remain in full force and effect.

19.3.           Successors. This Sublease shall extend, apply to and firmly bind the heirs, executors, administrators, successors and assigns of the respective parties hereto as fully as the respective parties are themselves bound, but this provision shall not authorize the assignment of this Sublease or sublease of the Sublease Premises contrary to the provisions herein contained.

19.4.           Termination of Prime Lease. The term of this Sublease and Subtenant’s right to possession of the Sublease Premises shall terminate upon the termination of the Prime Lease for any reason unless Prime Landlord elects, in its sole discretion, to recognize Subtenant under the terms of this Sublease and otherwise treat this Sublease as a direct lease between Prime Landlord and Subtenant.  Sublandlord covenants that it will not enter into any agreement, exercise any rights or perform or fail to perform (where Sublandlord has a duty to perform) any act that will modify, terminate or amend the Prime Lease in a manner that would materially affect the Sublease (including the Sublease Term) without the prior written consent of Subtenant.  Notwithstanding the foregoing, Sublandlord may terminate the Prime Lease in accordance with the provisions of the Prime Lease, and without Subtenant’s consent, in the event of any casualty or condemnation.  Additionally, Sublandlord may terminate the Prime Lease in the event that Prime Landlord agrees in writing to recognize the rights of Subtenant under this Sublease and to not disturb Subtenant’s possession of the Sublease Premises.  Subtenant acknowledges that Sublandlord will be exercising its early termination option as granted under Section 12 of the Third Amendment and that Subtenant’s consent thereto is not required.

19.5.           Brokers.  Subtenant and Sublandlord each represents and warrants that it has dealt with no broker, agent or other person in connection with this Sublease other than Jones Lang LaSalle (“Broker”).  Sublandlord agrees to pay  Broker  a commission in accordance with Sublandlord’s written listing agreement.  Subtenant and Sublandlord each hereby indemnifies and holds harmless the other from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this Sublease.  The provisions of this Section shall survive the expiration or termination of this Sublease.  For purposes of clarification, Section 41 of the Prime Lease relating to brokers shall be inapplicable to this Sublease.

                      19.6.           Counterparts. This Sublease may be executed in counterparts, which upon execution by all parties shall constitute one integrated agreement.

[This Space Intentionally Left Blank]

                      IN WITNESS THEREOF, the parties hereto have hereunto set their hands as of the date hereinbefore first written.

SUBLANDLORD

FAIR ISAAC CORPORATION, dba FICO

By /s/ Abe Kleinfeld

Its Sr. Director, Corp Svcs

SUBTENANT

TIER TECHNOLOGIES, INC.

By /s/ Alex P. Hart

Its President & CEO

EXHIBIT A

PRIME LEASE

[To be attached]

EXHIBIT B

FLOOR PLAN

EXHIBIT C

FORM OF BILL OF SALE

THIS BILL OF SALE is executed this __ day of _______________, 20__, by FAIR ISAAC CORPORATION (hereinafter “FICO”) for the benefit of TIER TECHNOLOGIES, INC. (hereinafter “Tier”).

Pursuant to that certain Sublease Agreement dated _________, 2011, (the “Sublease Agreement”) between FICO and Tier, FICO hereby quit claims, transfers and conveys to Tier, all right, title and interest of FICO in the furniture listed on Schedule A attached hereto (the “Furniture”).  The foregoing sale, transfer and conveyance of the Furniture is made “AS IS, WHERE IS, WITH ALL FAULTS”, without any warranties, express or implied, including but not limited to warranties of fitness, merchantability or fitness for a particular purpose, and without any recourse to the FICO for any reason whatsoever, provided that FICO represents that it has title to the Furniture without any liens or encumbrances.

FAIR ISAAC CORPORATION d/b/a FICO

By

Its

Schedule A to Bill of Sale

FURNITURE